Exhibit 10.38

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

OMNIBUS AGREEMENT

Amendment No. 3 to Development Program Award Letter Agreement Royalty Repurchase Agreement

and Termination Agreement

This Omnibus Agreement (“Omnibus Agreement”), dated as of October 28, 2025 (the “Effective Date”) serves as (i) Amendment No. 3 (“Amendment No. 3”) to the Development Program Award Letter Agreement, dated as of September 5, 2019, as amended by Amendment No. 1, dated as of December 17, 2020 and Amendment No. 2, dated as of March 24, 2022 (as amended, the “2019 Agreement”), by and between Eloxx Pharmaceuticals, Inc. (“Eloxx”) and the Cystic Fibrosis Foundation (“CFF” and, collectively with Eloxx, the “Parties”), (ii) a royalty repurchase agreement with respect to a portion of CFF’s royalty rights under the 2019 Agreement, and (iii) a termination of that certain Therapeutic Development Award Agreement, dated as of May 19, 2021, as amended, by and between CFF and Eloxx (the “2021 Agreement”).

WHEREAS, pursuant to the 2019 Agreement, CFF is entitled to a royalty of [***] of Net Sales of an Eligible Product in the Royalty Field;

WHEREAS, Eloxx has executed a term sheet, dated as of August 14, 2025, with a lead investor for a financing in which Eloxx will raise capital to support its operations (the “Financing”), and the Financing is conditioned on CFF agreeing to amend certain terms in the 2019 Agreement, including reducing its royalties, giving up its rights to certain payments under the 2019 Agreement, and amending its interruption license;

WHEREAS, the parties desire to further reduce CFF’s royalty rate in exchange for a one- time payment by Eloxx to CFF;

WHEREAS, CFF is willing to amend such terms and accept such payment to allow the Financing to occur; and

WHEREAS, the parties also desire to terminate the 2021 Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.
Representations and Warranties; Collective Royalty Reduction.
(a)
Eloxx hereby represents and warrants that this Amendment No. 3 and the royalty reductions by third parties described herein are a condition to the Financing.
(b)
Eloxx hereby represents and warrants that (i) as a condition to the Financing, SDMF 4 LLC’s royalty rate will be reduced from [***], (ii) Eloxx’s agreement with Technion provides for an automatic reduction in Technion’s royalty rate by [***] in the event of a license of certain Eloxx intellectual property that is subject to Eloxx’s agreement with Technion, and (iii) as a condition to the Financing, Technion has agreed to amend its agreement with Eloxx to give up certain revenue sharing rights and to modify other provisions as required to consummate the Financing.

(c)
Provided that such representations and warranties are true, complete, and correct, and the royalty reductions and other amendments described therein (collectively, the “Royalty Reductions”) occur as planned, CFF hereby agrees to reduce its royalty by [***], which reduction shall be effectuated by amending the 2019 Agreement as described in Section 3 below.
2.
Royalty Repurchase. CFF shall sell, transfer, assign, convey and return to Eloxx, without recourse, and Eloxx shall repurchase, acquire, and accept from CFF, such portion of CFF’s royalty rights, free and clear of all liens, such that following such sale and repurchase, CFF’s royalty rate will be reduced by [***]. Eloxx shall pay a purchase price of [***] (the “Payment”), by wire transfer of immediately available funds to one or more accounts specified by CFF without any deduction or withholding on account of any taxes, payable within five business days of the Effective Date.
3.
Amendment No. 3: Royalties. Effective upon the effectiveness of the Royalty Reductions and CFF’s receipt of the Payment, Section 2 of the 2019 Agreement and Sections 3 and 4 of Amendment No. 2 to the 2019 Agreement are hereby deleted in their entirety, and Section 2 of the 2019 Agreement is hereby replaced with the following:

“2. Royalties.

(a)
Royalty on Net Sales. In consideration of the Award and CFF’s license and transfer of intellectual property and CFF Know-How pursuant to the Agreement, Eloxx agrees to pay to CFF royalties equal to [***] of Net Sales of an Eligible Product (as defined below) in the Royalty Field (as defined below) during each calendar year.
(b)
Definitions.

“Eligible Product” shall mean ELX-02 and its derivatives.

“ELX-02” means the Company’s product candidate known, as of the date of Amendment No. 2, as “ELX-02” regardless of any future renaming.

“Royalty Field” shall mean any disease amenable to treatment of patients with a nonsense mutation with a read-through agent.”

For the avoidance of doubt, this Amendment No. 3 describes all royalties payable by Eloxx to CFF under the 2019 Agreement; it removes the capped royalties and the Sales Royalties in the original 2019 Agreement, removes the abandonment payment in the original 2019 Agreement, removes the Disposition Payment in the 2019 Agreement, as amended, and removes the additional royalties on Net Sales that were added in Amendment No. 2 to the 2019 Agreement, subject to Section 5 below.

4.
Amendment No. 3: Interruption License. Eloxx and the investors in the Financing have requested that CFF terminate the Interruption License (as defined in the 2019 Agreement). CFF hereby agrees that the Interruption License will only be effective if Eloxx, or its successor following a change-in-control transaction of Eloxx or ELX-02, winds down and/or fully ceases development of ELX-02, subject to Section 5. To that end, Section 5(b)(ii) of Amendment No. 2 to the 2019 Agreement is hereby deleted in its entirety and replaced with the following:

“ “Interruption” shall mean (i) the liquidation or winding up of Eloxx or its Successor, or

(ii) a determination by Eloxx or a Successor to cease the research and development of ELX- 02 and its derivatives in the License Field.

“Successor” shall mean (i) the surviving entity in a Change of Control Transaction affecting Eloxx or (ii) an entity to whom Eloxx (or an intervening Successor) has licensed, sold, assigned, or otherwise transferred rights to develop and/or commercialize ELX-02.”

Sections 5(b)(iii) and 5(i) of Amendment No. 2 to the 2019 Agreement are deleted in their entirety.

5.
Reversion. In the event of the occurrence of any of (i) the Company does not raise at least $15 million in the Financing on or before December 15, 2025, (ii) the Royalty Reductions do not occur, and/or (iii) the Payment is not made, Sections 3 and 4 of this Omnibus Agreement (i.e., Amendment No. 3) will immediately and with no additional action be cancelled and of no effect, and any provisions of the 2019 Agreement amended by Amendment No. 3 will revert to the terms in effect immediately prior to Amendment No. 3; provided, however, that if the Payment is made, CFF’s royalty rate under Section 2(a) of the 2019 Agreement shall be reduced from [***].
6.
Termination of Milestone Payments. Pursuant to Section 2(g) of Amendment No. 2 to the 2019 Agreement, any obligation of CFF to fund any remaining portion of the Additional Award (as defined in the 2019 Agreement) is hereby cancelled.
7.
Termination of 2021 Agreement. The 2021 Agreement is hereby terminated; provided that certain provisions shall survive pursuant to Section 13(c) thereof.
8.
Defined Terms and 2019 Agreement Continuing Effect. Except as provided in Amendment No. 3, the terms and conditions of the 2019 Agreement shall remain in full force and effect. Capitalized terms used but not otherwise defined herein shall have the same meaning as ascribed to such terms in the 2019 Agreement. This Amendment No. 3 is hereby integrated into and made part of the 2019 Agreement. The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Parties to the 2019 Agreement, nor constitute a waiver of any provision of the 2019 Agreement.
9.
Counterparts. This Omnibus Agreement may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement.

[SIGNATURES IMMEDIATELY FOLOWING ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Omnibus Agreement as of the Effective Date written above.

Cystic Fibrosis Foundation Eloxx Pharmaceuticals, Inc.

By:_/s/ Andrew Lewis_________________ By: /s/ Sumit Aggarwal

Name: Name: Sumit Aggarwal

Title: Title: President & CEO

Amendment to the Omnibus Agreement

This Amendment to the Omnibus Agreement, dated as of February 26, 2026 (this “Amendment”) amends that certain Omnibus Agreement (the “Omnibus Agreement”), dated as of October 28, 2025, by and between Eloxx Pharmaceuticals, Inc. (“Eloxx”) and the Cystic Fibrosis Foundation (“CFF” and, collectively with Eloxx, the “Parties”). This Amendment is made effective as of October 28, 2025. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Omnibus Agreement.

WHEREAS, Eloxx has executed a Securities Purchase Agreement, dated as of August 20, 2025, as amended (the “Purchase Agreement”), pursuant to which Eloxx expects to raise at least $15 million in to support its operations, in at least three tranches (the “Financing”);

WHEREAS, pursuant to the Purchase Agreement the final tranche of the Financing of at least $5 million (resulting in an aggregate of at least $15 million) is expected to occur prior to March 31, 2026; and

WHEREAS, CFF is willing to amend certain terms of the Omnibus Agreement to allow the Financing to occur.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.
Amendment of Section 5 of the Omnibus Agreement. Section 5 of the Omnibus Agreement is hereby amended and replaced in its entirety with the following:

“Reversion. In the event of the occurrence of any of (i) the Company does not raise at least $15 million in the Financing on or before March 31, 2026, (ii) the Royalty Reductions do not occur, and/or (iii) the Payment is not made, Sections 3 and 4 of this Omnibus Agreement (i.e., Amendment No. 3) will immediately and with no additional action be cancelled and of no effect, and any provisions of the 2019 Agreement amended by Amendment No. 3 will revert to the terms in effect immediately prior to Amendment No. 3; provided, however, that if the Payment is made, CFF’s royalty rate under Section 2(a) of the 2019 Agreement shall be reduced from [***]% to [***]% .”

2.
Amendment of Section 7 of the Omnibus Agreement. Section 7 of the Omnibus Agreement is hereby amended and replaced in its entirety with the following:

“Termination of 2021 Agreement. The 2021 Agreement is hereby terminated; provided that Sections 8, 9, 11 and 14 shall survive pursuant to Section 13(c) thereof.”

3.
Miscellaneous. This Amendment shall be effective as to all Parties immediately upon execution by the Parties. Except as set forth in this Amendment, all the terms and provisions of the 2019 Agreement shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the respective dates set forth below.

Eloxx Pharmaceutics, Inc. Cystic Fibrosis Foundation

By: /s/ Sumit Aggarwal By: /s/ Andrew Lewis

Name: Sumit Aggarwal Name: Andrew Lewis

Title: President and CEO Title: Managing Director, CFF Mission Ventures